UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 29, 2012
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa		51503
(Address of Principal Executive Offices)		(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On August 29, 2009, Southwest Iowa Renewable Energy, LLC (the “Company”) issued a Subordinated Revolving Credit Note (the “Holdings Revolving Note”) to Bunge N.A. Holdings, Inc. (“Holdings”) which provided for the extension of a maximum of $10,000,000 in revolving credit to the Company.  Under the Holdings Revolving Note, Holdings committed, subject to certain conditions, to advance up to $3,750,000 at the Company’s request and amounts in excess of $3,750,000 may be advanced by Holdings at its discretion.  On February 29, 2012, Holdings and the Company entered into the First Amendment to Promissory Note (the “Holdings Revolving Note Amendment”) which extended the maturity date of the Holdings Revolving Note to August 31, 2014.  No other terms of the Holdings Revolving Note were amended in the Holdings Revolving Note Amendment.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1
Subordinated Revolving Credit note made by the Company in favor of Bunge N.A. Holdings, Inc. dated effective August 26, 2009 (incorporated by reference to Exhibit 10.2 of Form 8-K filed by the Company on September 2, 2009).

	10.2	First Amendment to Promissory Note dated February 29, 2012 by and between the Company and Bunge N.A. Holdings, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill
General Manager/Chief Executive Officer